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                                                                    EXHIBIT 3.33

                           ARTICLES OF INCORPORATION
                                       OF
                               ELDER CREST, INC.

                  In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, desiring that they may be incorporated as a business corporation, do hereby certify:

                  1. The name of the corporation is: Elder Crest, Inc.

                  2. The location and post office address of its registered office in this Commonwealth is:

   1330 Grant Building                       Pittsburgh           Allegheny
--------------------------------------------------------------------------------
          Number            Street              City               County

                  3. The purpose or purposes of the corporation are: To operate private nursing homes or convalescent homes for the accommodation of convalescents or other persons requiring nursing care and medical services and treatment by reason of sickness, infirmity or other disability in accordance with local, state and Federal laws and regulations; and for these purposes to purchase, lease or otherwise acquire real estate necessary to the operation and maintenance of nursing and convalescent homes and to build, erect, alter, lease, equip and operate and maintain nursing and convalescent homes and buildings thereon; this corporation shall have the authority to apply for and obtain or cause to be obtained a loan to be insured by the Federal Housing Commissioner hereinafter called the "Commissioner", pursuant to the provisions of Section 232 of the National Housing Act, as amended, as it applies to housing specially designed for use as a nursing home, to be secured by a mortgage or other lien; notwithstanding any other provision contained herein the corporation formed hereby is authorized to enter into a contract (Regulatory Agreement) with the Federal Housing Commissioner and shall be bound by the terms thereof to enable the Commissioner to carry out the provisions of the National Housing Act, as amended. Upon execution, the contract (Regulatory Agreement) shall be binding upon the corporation, its successors and assigns, so long as a mortgage executed by the corporation is outstanding, unpaid, and insured or held by the Federal Housing Commissioner.

                  4. The term of its existence is perpetual.

                  5. The aggregate number of shares which the corporation shall have authority to issue is 1500 shares of common stock having a par value of $100.00 per share.



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                  6. The names and address of each of the first directors are:

             NAME                                 ADDRESS
                                     (Including street and number, if any)
       George H. McShane           424 Union Street, Munhall, Pennsylvania
      Delmer V. Forsberg           147 Allan Street, Beaver Falls, Pennsylvania
    John H. Wilkinson, M.D.        3646 Forest Avenue, Munhall, Pennsylvania
   Robert W. McDermott, M.D.       1507 Mifflin Road, Pittsburgh 7, Pennsylvania
      Charles J. Spinelli          3814 Chester Street, Munhall, Pennsylvania


                  7. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:


                                                                   NO. AND CLASS
        NAME                               ADDRESS                   OF SHARES
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George H. McShane                     424 Union Street,
                                    Munhall, Pennsylvania               50

Robert W. Mcdermott, M.D.            1507 Mifflin Road,
                                 Pittsburgh 7, Pennsylvania             50

John H. Wilkinson, M.D.              3646 Forest Avenue
                                    Munhall, Pennsylvania               50


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